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                                                                Exhibit 3.1.1

                                         1890748

                                                         ENDORSED
                                                          FILED
                                         IN THE OFFICE OF THE SECRETARY OF STATE
                                                OF THE STATE OF CALIFORNIA

                                                        JUN 13 1994

                                          TONY MILLER, ACTING SECRETARY OF STATE



                             ARTICLES OF INCORPORATION

                                         OF

                       INFORMATION HIGHWAY MEDIA CORPORATION


ONE:  The name of this corporation is Information Highway Media Corporation.

TWO: The purpose of this corporation is to engage in amy lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address in this state of the corporation's initial agent for service of process is:

                    Grant Jasmin
                    1378 Cordilleras
                    Sunnyvale, CA  94087

FOUR: This corporation is authorized to issue 50,000,000 shares of common stock, no par value. The corporation shall also have the authority to issue 5,000,000 shares of preferred stock with terms, rights, preferences and privileges to be determined by the Board of Directors at the time of issuance.

FIVE: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SIX: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

     IN WITNESS WHEREOF, the undersigned, has executed these Articles of Incorporation.



                                         /s/
                                        ----------------------------
                                                Grant Jasmin